UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cape Fear Bank Corporation

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On July 21, 2008, Cape Fear Bank Corporation mailed the following to those holders of its common stock who hold their shares in “street name” through brokers.

IMPORTANT MESSAGE TO CAPE FEAR BANK CORPORATION SHAREHOLDERS:

A dissident group led by Maurice Koury is attempting to take control of our Bank through a proxy contest without paying a premium to shareholders.

The Board unanimously agrees that Mr. Koury’s solicitation is not in your best interests and recommends that you vote the WHITE proxy card.

Please read the enclosed proxy material and vote the WHITE

proxy card to support your Board.

❖	Please do not return any blue proxy card or blue voting instruction form sent to you by Mr. Koury.

❖	If you have returned a blue proxy card or blue voting instruction form you have every legal right to change your vote and support your Board by voting a later dated WHITE proxy card or WHITE voting instruction form. Only your latest dated proxy counts.

❖	Please sign, date and return the WHITE proxy card or WHITE instruction form in the pre-paid return envelope today.

❖	If your shares are held in street name (with a bank or broker) you may be able to vote your shares by telephone or via the Internet. Please look for the instructions on your voting form or on an enclosed flyer.

If you have any questions, please feel free to contact us:

Cameron Coburn, Chairman, President and Chief Executive Officer

(910) 509-3901, ccoburn@capefearbank.com

Betty V. Norris, Senior Vice President and Chief Financial Officer

(910) 509-3914, bnorris@capefearbank.com

If you need any assistance with voting your WHITE proxy,

please contact our proxy solicitor:

Morrow & Co., LLC

470 West Avenue

Stamford, CT 06902

(203) 658-9400

Shareholders Call Toll Free: (800) 662-5200

Email: capefear@morrowco.com